Exhibit 10.2  Letter Agreement with Distributors
June 13, 1997
Level Best Golf, Inc.
14561 - 58th Street North
Clearwater, Florida 34620
Ladies and gentlemen:
This letter will confirm our mutual agreement with respect to our engagement as exclusive distributors ("Distributors") to act on behalf of Level Best Golf, Inc. (the "Company") in connection with the offer and sale on a best efforts basis of US$250,000 aggregate principal amount of Series A 10% Convertible Debentures of the Company (the "Debentures") pursuant to Regulation S promulgated under the Securities Act of 1933, as amended
(the "Act").
1. (a) Our engagement shall be for a period of 60 days. You represent that no other public or non-public offering under Regulation S is presently in progress by the Company that has not been disclosed to us.
    (b) You have represented to us that the Company will have no other indebtedness senior in priority to the Debentures.

2. (a) You agree to pay the Distributors a placement fee of 5% of the principal amount of the Debentures sold, which you authorize us to withhold from the proceeds from the sale of the Debentures. Other than this placement fee, and the warrant described in paragraph 11 below, the Distributors shall not be entitled to any additional compensation from the Company. The Company shall pay the legal fees of the Distributors' legal counsel in the amount of US$5,000, payable upon funding the Debentures.
    (b) Each purchaser of Debentures ( a "Purchaser") will, simultaneously with the execution of an Offshore Securities Subscription Agreement (the "Agreement") in the form annexed hereto as Exhibit A, pay the purchase price for the Debentures to the Distributors, as Escrow Agent. The Distributors, as Escrow Agent, are authorized to release the funds of each Purchaser after both (i) the Company approves such purchase and subscription documents (in the form of an exhibit hereto) that have been submitted and signed by the purchaser, and
         (ii) the Company has caused to be delivered to the Distributors or its designee, the Debenture or Debentures purchased by that Purchaser, and the opinion of counsel attached as Annex III to the Agreement.
    (c) The restricted period set forth in SEC Rule 903 (the "Restricted Period") for each Purchaser shall begin on the date (the "Closing Date") that the purchase funds are delivered to the Company.
    (d) The Distributors (i) represent and warrant, and will provide confirmatory documentation, that each Purchaser is either purchasing the Debentures for its own account, or is a fiduciary that has full, exclusive and irrevocable investment discretion with respect to the Debentures, which investment discretion cannot be revoked prior to the 180th day after the Closing Date, and
         (ii) represent and warrant that no Purchaser is a affiliate of the Distributors. To the Distributors' knowledge, all representations and warranties made by Purchasers are true and correct.
    (e) The Company shall have the right in its sole discretion to disapprove any person or entity that is proposed by the Distributors to be a Purchaser





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3.  The Company will cause the Debentures to be delivered to the
Distributors, as Escrow Agent, pursuant to the terms of the Joint Escrow Instructions attached as Annex II to this Agreement.

4. (a) The Distributors represent, warrant and agree that (i) each Purchaser will be qualified to purchase the Debentures under the laws of the jurisdiction in which such Purchaser resides and that the offer and sale of the Debentures will not violate the securities or other laws of such jurisdiction, and (ii) each Purchaser will agree that neither it nor any of its affiliates presently have or will, directly or indirectly, maintain any short position in securities of the Company during the Restricted Period.
   (b) The Distributors understand that the Debentures have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, United States persons, except pursuant to an exemption from the registration requirements of the Act.
5. (a) The Distributors further agree that (i) no offer or sale of the Debentures will be made by the Distributors to, or accepted by the Distributors from, any U.S. person or for the account or benefit of a U.S. person; (ii) all offers and sales of the Debentures prior to the expiration of the applicable Restricted Period made by the Distributors shall be made only in accordance with the provisions of Rule 903 or 904 of Regulation S, pursuant to registration of the Debentures under the Act, or pursuant to an available exemption from the registration requirements of the Act; (iii) all offering materials and documents used in connection with offers and sales of the Debentures prior to the expiration of the engagement period shall be approved in advance by the Company, and shall on the first page thereof include statements to the effect that the Debentures have not been registered under the Act but are offered and sold in reliance on Regulation S under the Securities Act of 1933, and that neither the Purchaser, nor any direct or indirect purchaser of Debentures from the Purchaser, may directly or indirectly offer or sell the Debentures in the United States or to U.S. persons unless the Debentures are registered under the Act, or an exemption from the registration requirements of the Act is available; (iv) the Distributors will not engage in any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities of the Company, and (v) the Distributors will advise each Purchaser and potential Purchaser of the matters set forth in this paragraph 6, and that such Purchaser is relying on its own investigation with respect to all such matters, and that it will be given reasonable access to any and all material publicly available documents and Company personnel it may require for such investigation.
   (b) For the purposes of this letter agreement, a U.S. person means a U.S. Person as that term is defined in Rule 902(o) of Regulation S.

6. The Distributors are independent contractors, and are not the agent of the Company. The Distributors are not authorized to bind the Company, or to make any representations or warranties on behalf of the Company.





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7.  The Company represents, warrants and agrees that, in addition to the warranties to be made by the Company to the Purchasers:
   (a) The Company is required to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has timely filed all the materials required to be filed for a period of at least 12 months preceding the date of this letter agreement, and the Company will continue to file all such materials on a timely basis.
   (b) The Company is a reporting issuer as defined by Rule 902 of Regulation S. The Company is in full compliance, to the extent applicable, with all reporting obligations under Section 15(d) of the Exchange Act. The common stock is quoted on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board, and the Company has received no notice, either oral or written, with respect to its continued eligibility for such quoting.
   (c) The Company has all requisite corporate power and authority to execute and perform this letter agreement. All corporate action necessary for the authorization, execution, delivery and performance of this letter agreement and the transactions contemplated hereby have been taken. This agreement constitutes a valid and binding obligation of the Company.
   (d) The execution and performance of this letter agreement by the Company and the offer and sale of the Debentures will not violate any provision of the certificate of incorporation or bylaws of the Company or any material agreement or other instrument to which the Company is a party or by which it is bound, the violations of which, in each case or in the aggregate, would have a material adverse effect on the business or financial condition of the Company. Any material or necessary approvals, U.S. government and private, will be obtained by the Company prior to the issuance of the Debentures
   (e) The Company makes no other representation or warranty with respect to the Company, its finances, assets, business or prospects, or otherwise, except as expressly set forth herein or in the Agreement.

8. The Company will provide the Distributors, as Escrow Agent, with an opinion of counsel substantially in the form attached as Annex III to the Agreement.

9. During the time commencing upon completion of this distribution and ending 120 days thereafter, the Company will not make any further offer or sale off common stock or securities convertible into common stock in any non-public offering for cash consideration, without the prior written approval of the Distributor. Further, during the time period commencing on the Closing Date of the first tranche and ending one year after the closing of the second tranche of Debentures hereunder, the Distributors will have the right of first refusal on any further offer or sale of securities by the Company in any non-public offering other than offers or sales of securities to strategic investors or sales pursuant an unsolicited offer to buy securities. Such right of first refusal must be exercised in writing within 5 days of the date of notice from the Company of its offer to sell securities, and the sale must be consummated within 10 days thereafter. If the right of first refusal is not so exercised or the sale is not consummated, the Company shall be entitled to offer and sell the securities to third parties.





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10.  The Company will not, for a period of 180 days from the date hereof, list is shares on any additional securities market (other than the NASDAQ National Market) without the written consent of the Distributors.

11. The Company agrees to issue the Distributor, within 10 days after the Closing Date, transferable divisible warrants (the "Warrants") under Regulation S for shares of the Company's common stock equal to 10% of the number of shares of common stock into which the Debentures would be convertible as at such Closing Date. The Warrants shall bear an exercise price per share of common stock equal to 120% of the Market Price, as defined in the Debentures, on the Closing Date, and shall be exercisable for a period of 5 years thereafter. The form of the Warrants shall be reasonably satisfactory to the Distributor and its legal counsel, and shall contain (i) piggy-back registration rights, and (ii) demand registration rights commencing 24 months from date of issue.

12. As more fully described in Exhibit B hereto, which is incorporated herein by reference, the Company will indemnify and hold the Distributor (including its partners, agents, employees, and controlling persons within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) harmless from and against certain claims, liabilities, losses, damages and expenses incurred, including fees and disbursements of counsel, related to arising out of this engagement. Exhibit B will be executed and delivered simultaneously with this letter agreement.

13. This letter agreement will be governed and construed under the laws of Canada. Any controversy or claim arising out of or relating to this letter agreement (whether in contract or tort, or both) shall be determined by binding arbitration at Toronto, Canada, in accordance with the commercial arbitration rules of the International Chamber of Commerce. The prevailing party in any arbitration proceeding shall be awarded reasonable attorneys fees and costs of the proceeding. The arbitration award shall be final, and may be entered in any court having jurisdiction.

14. A facsimile transmission of this signed agreement shall be legal and binding on the parties hereto. Terms otherwise not defined herein shall have the meaning ascribed to them in the Agreement.
Very truly yours,

THOMSON KERNAGHAN & CO. INC.
By /s/ Mark E. Valentine
Mark E. Valentine, Vice President
Accepted and agreed.
LEVEL BEST GOLF, INC.
By /s/ Fred L. Solomon
Fred L. Solomon, President
Date signed June 6, 1997